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                                                                Exhibit 99.1(b)6

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
NDCHealth Corporation and Subsidiaries
(In thousands)
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                                                                                                  Six Months Ended November 30,
                                                                                               -----------------------------------
                                                                                                 2001                       2000
                                                                                               --------                   --------
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Cash flows from operating activities:
 Net income                                                                                    $ 23,052                   $ 22,543
 Adjustments to reconcile net income to cash provided by
   operating activities:
     Non-cash restructuring and impairment charges                                                    -                        930
     Income from discontinued operations                                                              -                     (8,323)
     Depreciation and amortization                                                               12,478                     16,896
     Deferred income taxes                                                                          879                     36,481
     Provision for bad debts                                                                        984                        366
     Other, net                                                                                     362                      1,355
 Changes in assets and liabilities which provided (used) cash, net of the effects of acquisitions:
     Accounts receivable, net                                                                     4,429                     (2,344)
     Prepaid expenses and other assets                                                           (3,473)                    (6,329)
     Accounts payable and accrued liabilities                                                    (5,921)                    (5,683)
     Deferred income                                                                              2,313                      4,912
     Income taxes                                                                                   614                    (23,203)
                                                                                               --------                    -------
 Net cash provided by operating activities                                                       35,717                     37,601
                                                                                               --------                    -------
Cash flows from investing activities:
 Capital expenditures                                                                           (14,570)                   (20,472)
 Business acquisitions, net of acquired cash                                                          -                    (23,224)
 Business divestiture and sale of marketable securities                                               -                     20,000
 Investments and other non-current assets                                                       (10,131)                   (13,506)
                                                                                               --------                    -------
 Net cash used in investing activities                                                          (24,701)                   (37,202)
                                                                                               --------                    -------
Cash flows from financing activities:
 Net repayments under lines of credit                                                                 -                    (11,500)
 Net principal payments under capital lease arrangements
    and other long-term debt                                                                     (1,922)                    (2,779)
 Net issuances related to stock activities                                                        4,814                      2,513
 Dividends paid                                                                                  (2,723)                    (4,931)
                                                                                               --------                    -------
 Net cash provided by (used in) financing activities                                                169                    (16,697)
                                                                                               --------                    -------
Net cash provided by discontinued operations                                                      6,646                     21,795
                                                                                               --------                    -------
Increase in cash and cash equivalents                                                            17,831                      5,497
Cash and cash equivalents, beginning of period                                                   12,420                      1,789
                                                                                               --------                    -------
Cash and cash equivalents, end of period                                                       $ 30,251                    $ 7,286
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